                                                                      EXHIBIT 21

                           Subsidiaries of the Company



                                                                        Doing Business
Subsidiary                         State of Incorporation          under the Following Names
----------                         ----------------------          -------------------------
Sign Builders of
    America, Inc.                   Delaware                     Sign Builders of America, Inc.

Diamond Tech One, Inc.              Delaware                     Diamond Tech One, Inc

SDI Acquisition Corp.               Texas                        SDI Acquisition Corp.

Plasmatron Coatings and                                          Plasmatron Coatings and
     Systems, Inc.                  Pennsylvania                   Systems, Inc.

Field Emission Picture
     Element Technology, Inc.       Delaware                     FEPET, Inc.

Electronic Billboard                                             Electronic Billboard
     Technology, Inc.               Delaware                       Technology, Inc.


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